UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2025

FIRST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16759

Indiana	35-1546989
(State or other jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)

One First Financial Plaza, Terre Haute, IN	47807
(Address of principal executive office)	(Zip Code)

(812) 238-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.125 per share	THFF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 6, 2025, First Financial Corporation, an Indiana corporation ("First Financial"), and CedarStone Financial, Inc., a Tennessee corporation (“CedarStone”), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which CedarStone will be merged with and into First Financial (the “Merger”). Immediately following completion of the Merger, CedarStone Bank, a wholly owned subsidiary of CedarStone (“CedarStone Bank”), will merge into First Financial Bank, N.A. (“First Financial Bank”), a wholly owned subsidiary of First Financial.

Merger Consideration

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, First Financial will pay $19.12 per share in cash for each share of CedarStone’s common stock outstanding. The aggregate value of the transaction is approximately $25.0 million.

Other Terms and Conditions

The Merger Agreement contains customary representations, warranties and covenants of CedarStone and First Financial, including, among others, covenants relating to the conduct of CedarStone’s business during the period between the execution of the Merger Agreement and the consummation of the Merger. The Merger Agreement provides each of CedarStone and First Financial with certain termination rights. If the Merger is not consummated under specified circumstances, including if CedarStone or First Financial terminates the Merger Agreement under certain circumstances and CedarStone enters into an alternative transaction within 12 months of the termination, CedarStone has agreed to pay First Financial a termination fee in the amount of $1.0 million.

The Merger Agreement was unanimously approved by the Boards of Directors of First Financial and CedarStone. The parties anticipate that the transaction will close in the first quarter of 2026, subject to approval of CedarStone's shareholders, regulatory approvals, and other customary closing conditions.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated by reference in its entirety.

The Merger Agreement has been filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about First Financial, First Financial Bank, CedarStone, or CedarStone Bank. The Merger Agreement contains representations, warranties and covenants that First Financial and CedarStone made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by First Financial and CedarStone in connection with negotiating its terms, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk among First Financial and CedarStone rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in First Financial’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this report that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the Merger, which are subject to numerous assumptions, risks and uncertainties. Words such as “believes,” “anticipates,” “likely,” “may,” “will,” “should,” “future,” “plan,” “goal,” “seek,” “projects,” “expected,” “estimated,” “intends,” and other similar expressions or the negative of these terms are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to the First Financial’s Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. First Financial intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, except as may be required by applicable law. Investors and security holders may obtain free copies of First Financial’s SEC filings without charge at the SEC’s website at https://www.sec.gov or under the “Investor Relations” section of First Financial’s website at https://investor.first-online.bank.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes will differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by First Financial with the SEC, risks and uncertainties for First Financial include, but are not limited to: the possibility that any of the anticipated benefits of the Merger will not be realized or will not be realized within the expected time period; the risk that integration of the operations of CedarStone or CedarStone Bank with those of First Financial and First Financial Bank will be materially delayed or will be more costly or difficult than expected; the inability to close the Merger in a timely manner; the inability to complete the Merger due to the failure of CedarStone’s shareholders to adopt the Merger Agreement; diversion of management’s attention from ongoing business operations and opportunities as they focus on the Merger; the failure to satisfy conditions to completion of the Merger, including receipt of required regulatory and other approvals; the failure of the Merger to close for any other reason; the challenges of integrating and retaining key employees as a result of the Merger; the effect of the announcement of the Merger on the respective customer relationships, operating results, or market price of First Financial, First Financial Bank, CedarStone, CedarStone Bank or the combined company; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected or unknown factors, events, or liabilities; potential litigation or regulatory action related to the Merger; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, First Financial does not assume any obligation to update any forward-looking statement.

Item 7.01 Regulation FD Disclosure

On November 6, 2025, First Financial and CedarStone issued a press release announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of First Financial’s investor presentation related to its acquisition of CedarStone is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01 Other Events

On November 6, 2025, concurrently with the execution of the Merger Agreement, each director and executive officer of CedarStone and CedarStone Bank entered into a voting agreement (the “Voting Agreement”), pursuant to which, among other things, each specified stockholder has agreed to vote all of its shares of CedarStone in favor of the approval and adoption of the Merger Agreement.

The foregoing summary of the Voting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Voting Agreement, which is included as Exhibit 5.01 to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

The exhibit to this report is as follows:

Exhibit Number
2.1*	Agreement and Plan of Merger by and among First Financial Corporation, CS Subsidiary, Inc., and CedarStone Financial, Inc., dated as of November 6, 2025.
99.1	Press Release dated November 6, 2025 issued by First Financial Corporation
99.2	Investor Presentation issued by First Financial Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Financial Corporation

Dated November 6, 2025
/s/ Rodger A. McHargue
Rodger A. McHargue
Secretary/Treasurer and Chief Financial Officer